Exhibit T3A.28

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CBL TERRACE HOLDCO, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2021, AT 10:03 O`CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
6162353 8100 SR# 20212957040	Authentication: 203903154 Date: 08-12-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:03 AM 08/12/2021 FILED 10:03 AM 08/12/2021 SR 20212957040 - File Number 6162353	STATE OF DELAWARE CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.    The name of the limited liability company is CBL TERRACE HOLDCO, LLC                                                                                               .

2.    The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive                 (street), in the City of Wilmington            , Zip Code 19808            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company                                                                                                                       .

By:	/s/ JEFFERY V CURRY
Authorized Person

Name:	JEFFERY V CURRY
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